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                                                                   EXHIBIT 10.97


                                 LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF HARRIS

         THIS LEASE AGREEMENT, made and entered into by and between J.A. BILLIPP DEVELOPMENT CORPORATION, A TEXAS CORPORATION hereinafter referred to as "Landlord" and JOHNSON ENGINEERING CORPORATION hereinafter referred to as "Tenant".

                              W I T N E S S E T H :

         1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises to be situated at _________________ Forge River, Houston, within the County of Harris, State of Texas, 77058, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with all rights, privileges, easements, appurtenances and amenities belonging to or in any way pertaining to the premises and together with the building, more particularly described in the plans and specifications of the premises which are or will be signed and initialed by the parties for identification and attached hereto as Exhibit "B" (the "Plans") and incorporated herein by referenced reference of building design and construction documents, consisting of not less than 27,064 square feet of rentable area and other improvements situated or to be situated upon said premises (the said real property, building and improvements being hereinafter referred to as the "Premises"). The Plans shall include the leasehold improvements to be constructed by Landlord in the Premises. The rentable area for the entire building is expected to be 108,300 square feet. The rentable area of the Premises for purposes of this agreement shall be deemed to be 27,064 square feet, however, the actual rentable area may be adjusted upward, after final Tenant space planning is complete, as mutually agreed by Landlord and Tenant.

         TO HAVE AND TO HOLD the same for a term commencing on the "Commencement Date", as hereinafter defined, and ending one hundred eight (108) months thereafter, subject to the provisions of Paragraph 28 herein, provided, however, that in the event the "Commencement Date" is a date other than the first day of a calendar month, said term shall extend for said number of months in addition to the remainder of the calendar month following the "Commencement Date".

         (a) The "Commencement Date" shall be the date upon which the leased Premises shall have been substantially completed in accordance with the plans and specifications mutually agreed to by Landlord and Tenant, hereinafter referred to as the Commencement Date, which is anticipated to be approximately March 15, 1994, but to be not less than eleven (11) months after Tenant gives written notice to Landlord that
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Tenant has received the NASA Related Contract (hereinafter defined) award (the
"Award Notice"). Landlord shall notify Tenant in writing as soon as Landlord deems said Premises to be completed and ready for occupancy as aforesaid. The phrase "substantially completed", or derivative thereof as used herein shall be used to describe that degree of completion as is necessary to allow Tenant to enter upon and take possession of the Premises for the uses and purposes stated herein, notwithstanding the fact that certain "punch list" type items may still need to be completed. After such Commencement Date, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises provided, or as soon as, Landlord's architect certifies the Premises have been substantially completed. In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect shall be conclusive.

         (b) If Landlord is unable to tender possession of the Premises to Tenant on the Commencement Date due to any reason caused by the acts or omissions or delays of Tenant, its agents, employees or contractors after Tenant has given Landlord the Award Notice, then Landlord shall notify Tenant in writing of these events and the Commencement Date shall be postponed until the Leasehold Improvements are complete, and such postponement shall operate to extend the expiration date specified in Section 1 in order to give full effect to the stated duration of the term of this Lease. In this event, however, the commencement of installments of base rental and payment of other amounts due as provided herein shall not be postponed and shall become due and payable commencing eleven (11) months after Tenant has given Landlord the Award Notice.

         (c) If Landlord is unable to tender possession of the Premises to Tenant on the Commencement Date for any reason (specifically including any delays caused in the awarding of the NASA Related Contract) other than that specified in Paragraph 1(b) above, then the Commencement Date (and commencement of installments of base rental and payment of other amounts due as provided herein) shall be postponed until the Leasehold Improvements are completed, and such postponement shall operate to extend the expiration date specified in
Section 1 in order to give full effect to the stated duration of the term of this Lease; provided, however, that in the event Landlord is unable to tender possession of the Premises to Tenant for any such reason not specified in Paragraph 1(b) above before the expiration of sixty (60) days after expiration of the eleven (11) month period after Tenant has given Landlord the Award Notice, then Tenant, shall have the right to terminate this Lease by giving Landlord written notice of such termination.

         (d) Landlord shall promptly notify Tenant in writing of any delay in the Commencement Date which in the opinion of Landlord is caused for any reason specified in Paragraph 1(b). Tenant shall promptly notify Landlord in writing of any delay in the Commencement Date which in the opinion of Tenant is caused for any reason specified in Paragraph 1(c). Any delay in the Commencement Date resulting from the acts or omissions of Landlord or Tenant of which the other party does not give such delaying party written notification shall not be included in the ninety (90) day period referred to in Paragraph 1(c) hereof. Landlord shall notify Tenant in advance and secure Tenant's approval to proceed if any change requested by Tenant will result in a delay.


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The Plans shall not be changed except pursuant to a written change order or other written request, executed by Tenant and approved by Landlord. Any such change may only be requested or made on behalf of Tenant by Mr. Dale R. Johnson, or any other representative of Tenant designated to Landlord in writing.

         (e) Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession thereof, the Premises are in good order and satisfactory condition, except for latent defects and such matters as to which Tenant gave Landlord written notice on or before the Commencement Date; provided however, Landlord agrees that Tenant will have thirty (30) days from the date Tenant takes occupancy of the Premises to inspect and request any reasonable changes or repairs in defective workmanship to the Premises, but such right shall not delay the Commencement Date or the payment of installments of base rental or other amounts due hereunder.

         2.       RENT AND SECURITY DEPOSIT.

         (a) As part of the consideration for the execution of this Lease, and for the lease and use of the Premises, Tenant covenants and agrees and promises to pay as rental to Landlord or Landlord's assignees, a sum of $20,975 per month ($9.30/SF/Yr.) in months 1 - 52; and $22,555 per month ($10.00/SF/Yr.) in months 53 - 100. The first such monthly installment in the amount of $20,975 shall be due and payable on the date of execution of this agreement, which shall be credited toward the first monthly installment due on the Commencement Date, and each monthly installment as stated above shall be due and payable in advance, without demand, deduction or set off, on or before the first day of each succeeding calendar month during the hereby demised term, except that the rental payment for any fractional month at the commencement of the lease term shall be prorated.

         (b) In addition, Tenant agrees to deposit with Landlord on the date that Tenant gives written notice to Landlord to not renew or to terminate this lease agreement, and at least four months prior to the expiration of the lease term, the sum of twenty-two Thousand Five Hundred Fifty-Five and 00/100 Dollars ($22,555.00), which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may without prejudice to any other remedy provided herein or provided by law, use such funds to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default. Although the security deposit shall be deemed the property of the Landlord, all or any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all Tenant's obligations under this Lease have been fulfilled.

         (c) Tenant agrees to pay to Landlord, as additional rental, all charges for any service, goods, or materials furnished by Landlord at Tenant's request which are


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not required to be furnished by Landlord under this Lease, (as well as all other sums payable by Tenant hereunder), within thirty (30) days after Landlord renders a statement therefor to Tenant. All past due installments of rent and additional rental amounts shall bear interest from the date due until paid at the rate of Texas Commerce Bank Prime Rate plus three percent (3%) per annum. Additionally, if Landlord incurs any expenses or costs as a result of Tenant's failure to pay any installment of rent or additional rental amount when due, then Tenant shall immediately upon receipt of notice of such expense or cost from Landlord reimburse Landlord for such amount.

         3. USE. The Premises shall be used only for the purpose of business offices, receiving, storing, shipping, light manufacturing and selling (other than retail) products, materials, merchandise and services made and/or distributed by Tenant, photography laboratory, and for any other lawful and permitted purposes. Tenant shall conduct such activities in such a manner as to not constitute a violation of the covenants and deed restrictions of Bay Terrace Subdivision and Friendswood Development Company. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for any use of the Premises. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the Premises to be used for any purpose which would render the property or liability insurance thereon void or the insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.

         4.       TAXES AND OTHER ASSESSMENTS.

         (a) Tenant agrees to pay to Landlord or directly to the various taxing authorities, before they become delinquent, Tenant's prorata share of all taxes (both general and special), assessments or governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "taxes"), levied or assessed against the Premises or any part thereof before they become delinquent. Taxes are deemed to be additional rentals payable by Tenant and are subject to the provisions of Paragraph 2(b) above.

         (b) If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on the Premises thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rents for the Premises, then all such taxes,


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assessments, levies or charges or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

         (c) Any payment to be made pursuant to this Paragraph 4 with respect to the real estate tax year in which this Lease commences or terminates shall bear the same ratio to the payment which would be required to be made for the full tax year as that part of such tax year covered by the term of this Lease bears to a full tax year.

         (d) The Landlord shall have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Premises within the applicable taxing jurisdictions. Tenant shall reimburse Landlord for the cost of such service, which shall not exceed $400/Yr., unless otherwise agreed by and between Landlord and Tenant.

         (e) Tenant may, at its sole cost and expense, in its own name and/or in the name of Landlord, dispute and contest any Taxes, appraisals, or valuations. Landlord, as owner of the demised Premises, agrees to lend friendly assistance to Tenant in connection with all matters pertaining to Taxes hereunder, including, without limitation, joining in any proceedings instituted by Tenant in respect thereof, provided Tenant indemnifies and holds Landlord harmless from any costs incurred by Landlord in respect thereof.

         (f) Tenant agrees to pay to Landlord all owners' association (Clear Lake City Community Association) annual assessments (currently covers maintenance and repair of public recreational facilities, street medians and subdivision entrance ways and ambulance service) and any special assessments levied or assessed against the Premises or any part thereof before they become delinquent. Tenant may elect to make such payments payable directly to the appropriate assessment authorities and Landlord shall give written notice to Tenant within five (5) days after receipt of assessment payments from Tenant that such payments have been forwarded to the appropriate assessment authorities. Any sums paid by Landlord on behalf of Tenant shall be deemed to be additional rental owed by Tenant to Landlord and shall be due and payable on demand by Landlord together with interest thereon at the rate of Texas Commerce Bank Prime Rate plus three percent (3%) per annum if not received from Tenant within thirty (30) days from the date the invoice is received from Landlord.

         5.       REPAIRS AND MAINTENANCE.

         (a) After completion by Landlord of the building and the leasehold improvements specified in Exhibit "B", Tenant shall at its own cost and expense keep, maintain and take good care of the Premises and, except as expressly provided in Paragraph 11(b) hereof, make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, and shall suffer no waste or nuisance, however, Tenant shall not be responsible for latent construction or material defects. Landlord will be responsible only for repairs required to maintain the structural integrity of the building foundation, concrete wall panels and steel structure, unless such repairs are required as a result of Tenant damage. Any material and/or equipment warranties or guarantees provided by the construction contractor will be administered by Landlord for the benefit of Tenant. At


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the end of the term or other termination of this Lease, Tenant shall deliver the
Premises with all improvements thereon in good repair and condition, reasonable wear and tear only excepted. Tenant may request Landlord to complete any or all of these Tenant maintenance or repair responsibilities and will reimburse Landlord for Landlord's direct cost of such maintenance or repair.

         (b) Tenant at its own cost and expense shall be responsible for its prorata share of the maintenance and care of the building and grounds around the building on the Premises, including the regular mowing of grass, care of shrubs and general landscaping and will keep the parking areas, driveways, alleys and the whole of the Premises in a clean and sanitary condition. Landlord will administer these services, and Tenant shall reimburse Landlord for Tenant's prorata share of Landlord's direct cost and expense.

         (c) Tenant at its own cost and expense shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within the Premises. The service contract will include all services suggested by the equipment manufacturer within the operation/maintenance manual and will become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

         (d) The Landlord shall provide a ten (10) year manufacturer's guaranty for the building roof system from Owens-Corning Fiberglass Corporation (or equal). The guaranty will be administered by Landlord for the benefit of Tenant(s).

         6. ALTERATIONS. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements and without overloading or damaging such building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of the Lease. Unless otherwise mutually-agreed by Landlord and Tenant, such improvements shall become the property of the Landlord as of the date of the end of the term of this Lease (as such term may be extended pursuant to any renewals, extensions or holdover period) and shall be delivered up to the Landlord with the Premises and Tenant shall have no obligation to restore the premises to their original condition. All shelves, bins, machinery and trade fixtures installed by Tenant will be removed by Tenant prior to the termination of this Lease, unless otherwise agreed by Landlord. All such removals and restoration shall be accomplished in good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the Premises.


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         7. SIGNS. Tenant shall have the right to install signs upon the exterior of the building only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations, deed restrictions and other requirements. Tenant shall remove all such signs upon the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the building and other improvements. Tenant shall repair any injury or defacement, including without limitation discoloration, caused by such installation and/or removal, if so required by Landlord. Landlord will provide an allowance of up to $3,000 for the installation of a building or monument sign as specified by Tenant.

         8. INSPECTION. Subject to Tenant's reasonable security regulations, Landlord and Landlord's agent and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, for the purpose of ascertaining the condition of the Premises after receiving prior permission from Tenant. During the period that is six (6) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right, with the prior consent of Tenant, to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises and shall have the right to erect on the Premises a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating.

         9. UTILITIES. Landlord agrees to provide water, electricity, and telephone service connections to the Premises; but Tenant shall pay all charges incurred for any utility services used on or from the Premises, and any maintenance charges for utilities, and shall furnish all replacement electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

         10.      ASSIGNMENT AND SUBLETTING.

         (a) Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the leased Premises or any part thereof, or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the leased Premises without the prior written permission of Landlord (which permission shall not be unreasonably withheld or delayed), and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. Notwithstanding the foregoing, Landlord's consent shall not be required for the assignment or subletting, in whole or in part, of the Leased Premises to any parent, subsidiary, division or affiliate of Tenant, or any corporation in or with which any of the foregoing may be duly merged, converted or consolidated under any statutory proceeding, or to NASA (National Aeronautics & Space Administration); provided, however, Tenant shall give Landlord written notice prior to any such assignment or subletting, and any such assignment or subletting by Tenant shall not serve to release Tenant from primary liability hereunder.

         (b) Notwithstanding that the prior written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:


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                  (1) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder.

                  (2) A signed counterpart of all instruments relative thereto (executed by all parties to such transaction with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's written consent thereto (it being understood that no such instrument shall be effective without the written consent of Landlord).

                  (3) No usage of the leased Premises different from the usage herein provided to be made by Tenant shall be permitted, and all other terms and provision of this Lease shall continue to apply after any such assignment or subleasing.

         11.      INSURANCE; FIRE AND CASUALTY DAMAGE.

         (a) Landlord agrees to maintain property insurance covering the Premises in an amount not less than 90% (or such greater percentage as may be necessary to comply with the provisions of any co-insurance clauses of the policy) of the "replacement cost" thereof as such term is defined in the Replacement Cost Endorsement to be attached thereto, insuring against the perils of Fire, Lightning, Extended Coverage, Vandalism and Malicious Mischief, extended by Special Extended Coverage Endorsement to insure against all other Risks of Direct Physical Loss, such coverage and endorsements to be as defined, provided and limited in the standard bureau forms prescribed by the insurance regulatory authority for the State of Texas for use by insurance companies admitted in Texas for the writing of such insurance on risks located within Texas. Such insurance shall cover those risks of loss that a reasonable and prudent property owner of a like or similar building located in Clear Lake City or Houston, Texas would insure against, including liability and loss of rents coverage. Subject to the provisions of subparagraphs 11(b), 11(c) and 11(g) below, such insurance shall be for the sole benefit of Landlord. Tenant shall reimburse Landlord Tenant's prorata share for Landlord's direct cost of maintaining such property insurance.

         (b) Tenant shall provide, at Tenant's own expense, all insurance coverage necessary or desirable to cover Tenant's goods, furniture or other property placed in the leased Premises, and Tenant shall further maintain comprehensive general liability insurance to include coverage for its business operations, independent contractors, contractual and products coverage for its business operations, independent contractors, contractual and products coverage, with limits for bodily injury liability of not less than $1,000,000 and limits for property damage of not less than the greater of $100,000 or the full insurable value of Tenant's property. Landlord shall not be obligated to insure any portion of the leased Premises consisting of tenant improvements other than the Leasehold Improvements, or any of Tenant's goods, fixtures, furniture or other property placed or incorporated in the leased Premises.


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         (c) If the Premises should be damaged or destroyed by any peril covered by the insurance to be provided by Landlord under subparagraph 11(a) above, Tenant shall give immediate notice thereof to Landlord and Landlord shall at its sole cost and expense, but only to the extent insurance proceeds are available, thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant.

         (d) If at any time during the Lease term, the leased Premises or any portion of the building shall be damaged or destroyed by fire or other casualty in such a manner as to require substantial alteration or reconstruction of the building or the leased Premises, and such alterations or reconstruction cannot be completed within 180 days from the date of the damage, then Landlord or Tenant shall have the election to terminate this Lease.

         (e) In the event Tenant elects not to terminate the Lease, rental shall abate proportionately during the period and to the extent that the leased Premises are unfit for use by Tenant in the ordinary conduct of its business. If Landlord and Tenant mutually agree that Landlord is able to repair and restore the leased Premises or the building within the time provided in Subparagraph
11d) above, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein provided, Landlord shall refund to Tenant any prepaid rent (as of the date of damage or destruction) less any sum then owing Landlord by Tenant.

         (f) If the Premises should be damaged or destroyed by a casualty other than a peril covered by the insurance to be provided under subparagraph 11(a) above, and the casualty or loss was the result of willful misconduct or gross negligence by Tenant or Tenant's employees, agents, guests, customers, representatives or invitees, Tenant shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage or destruction, in accordance with the original plans and specifications for the building and Premises.

         (g) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness as a result of total loss or constructive total loss of the Premises, then the Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate. The insurance proceeds arising out of any loss which is not a total loss or a constructive total loss shall be applied by Landlord in the manner prescribed in subparagraph 11(c) above.


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         (h) Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

         12. LIABILITY. Landlord shall not be liable to Tenant or Tenant's employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant, or caused by the buildings and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever. Tenant shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring both Landlord and Tenant against all claims, demands, or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; and (iii) Tenant's operations in and maintenance and use of the Premises. The limits of such policy or policies should have a combined single limit of not less than $1,000,000 per person and per occurrence in respect of injury to persons (including death) and not less than $100,000 per occurrence in respect of property damage or destruction, including loss of use thereof. All such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certificates of Insurance for each such policies, shall be delivered to Landlord, upon Landlord's written request. Not less than fifteen (15) days prior to the expiration date of any such policies, new Certificates of Insurance shall be delivered to Landlord upon Landlord's written request. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be cancelled or changed to reduce insurance provided thereby.

         13. CONDEMNATION/EMINENT DOMAIN. If there shall be taken by condemnation or by exercise of the power of eminent domain during the term of this Lease any substantial part of the leased Premises, the building or the land, either Tenant or Landlord may elect to terminate this Lease or continue same in effect. If both Landlord and Tenant may mutually elect to continue this Lease in effect, the base rental shall be reduced in proportion to the area of the leased Premises taken, if any, and Landlord shall repair any damage to the leased Premises or the building which results from such taking. All sums awarded or agreed upon between Landlord and the


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condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord, without prejudice, except for claims of Tenant against the condemning authority on account of the unamortized cost of improvements which have been paid for by Tenant or relocation assistance, as applicable. If this Lease should be terminated under any provisions of this Paragraph 13, base rental and other sums payable hereunder, shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent, less any sum then owing by Tenant to Landlord. Should such partial taking render the remaining portion of the Leased Premises unusable for the conduct of Tenant's business, then Tenant shall have the right to terminate this Lease.

         14. HOLDING OVER. Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to one and one-half (1-1/2) times rent in effect on the expiration or termination date, computed on a daily basis for each day of the hold over period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 14 shall not be construed as Landlord's consent for Tenant to hold over.

         15. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the Premises, good title to the Premises, free and clear, of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly enjoy the Premises for the term hereof without hindrance or molestation from any person, subject to the terms and provisions of this Lease.

         16. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

         (a) Tenant shall fail to pay any installment of the rent hereby reserved when due, or any other payment or reimbursement to Landlord required herein, and such failure shall continue for a period of ten (10) days from the date of written notification from Landlord to Tenant delivered to address herein.

         (b) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         (c) Tenant shall file a petition, voluntary or involuntary, under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt, or insolvent in proceedings filed against Tenant thereunder.

         (d) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

         (e) Tenant shall fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Paragraph 16), and shall not undertake good faith efforts to cure such failure within twenty (20) days after written notice thereof to Tenant.

         17. REMEDIES. Upon the occurrence of any of such events of default described in Paragraph 16 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Terminate this Lease, after first giving thirty (30) days written notice to Tenant at its Houston address, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises and Tenant agrees to pay to Landlord on demand the amount of any loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession of the Premises; and relet the Premises and receive the rent therefor; and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the Premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this Lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

         (c) Enter upon the Premises, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

         (d) Alter locks and other security devices at the Premises.

         (e) Receive payment from Tenant, in addition to any sum provided to be paid above, for any and all of the following expenses for which Tenant shall be considered liable:

                  1. Broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises;

                  2. The cost of repairing, altering, remodeling or otherwise putting the Premises into condition, acceptable to a new tenant or tenants, plus a reasonable charge to cover overhead;

                  3. The cost of removing and storing Tenant's or other occupants' property; and

                  4. All reasonable expenses incurred by Landlord in enforcing Landlord's remedies.

         In the event Tenant fails to pay and installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within thirty (30) days after receipt of written demand notice from Landlord to Tenant shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or to accept a surrender of said Premises shall be valid unless in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the other terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning any of Landlord's rights or remedies hereunder or to enforce or defend any of the Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees so incurred.

         18.      SUBORDINATION AND LANDLORD'S MORTGAGEE.

         (a) This Lease Agreement shall be automatically subject to and subordinated, at Landlord's option, to any lease wherein Landlord is the tenant and to any lien of any mortgage or deed of trust, provided Landlord delivers to Tenant a non-disturbance agreement executed by Landlord's mortgagee(s) in a form reasonably acceptable to Tenant, Landlord, and Landlord's mortgagee(s). Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will, nevertheless, execute and deliver such further instruments, including reasonable non-material amendments to this Lease, subordinating this Lease to the lien of any such lease or mortgage, as may be required by the lessor or mortgagee(s), provided that any such instrument Tenant is requested to execute, shall contain a reasonable non-disturbance and attornment agreement by the lessor or mortgagee requesting subordination.

         (b) Tenant will, at such time or times as Landlord or Landlord's mortgagee may request, sign a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements, as may be reasonably requested.

         19.      LANDLORD'S DEFAULT.

         (a) In the event Landlord should default in any of its obligations hereunder, Tenant shall simultaneously give Landlord and Landlord's mortgagee written notice specifying such default and Landlord shall thereupon have thirty
(30) days (plus an additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. In addition, Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action taken by Landlord's mortgagee with the same effect as if such action had been taken by Landlord.

         (b) Upon the failure of Landlord or Landlord's mortgagee to cure such default in accordance with the provisions of Paragraph 19(a) hereof, Tenant shall be authorized and empowered to pay any such items for and on behalf of Landlord, and the amount of any item so paid by Tenant for and on behalf of Landlord, together with any interest or penalty required to be paid in connection therewith, shall be payable on demand by Landlord to Tenant.

         20. ASSIGNMENT BY LANDLORD. Landlord shall have the right to assign or transfer, in whole or in part every feature of its rights and obligations hereunder and the Premises provided such assignee or transferee recognizes and agrees to be bound by the terms of this Lease. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenant.

         21. DISCLAIMER. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of the Tenant to be performed shall not be affected, impaired or executed because Landlord is unable to fulfill any of its covenants and obligations under this Lease, expressly or impliedly to be performed by Landlord, if Landlord is prevented or delayed from doing so by reason of strikes, labor troubles, accident, or by any reason or cause whatsoever reasonably beyond Landlord's control. Reasons beyond Landlord's control shall include, but not be limited to, laws, governmental preemption in connection with a National Emergency or by any reason of any rule, order or regulation of any governmental agency, federal state, county or municipal authority or any department or subdivision thereof, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. In the event Landlord is unable to fulfill any of its covenants and obligations under this Lease for reasons beyond its control, such that Tenant's ability to use the Premises for its intended purpose is partially or wholly impaired, and this condition continues for a period of sixty (60) consecutive days, after receipt of written notice to Landlord from Tenant, then Tenant's obligation to pay rent hereunder shall partially or wholly abate until such condition is cured, at which time Tenant's obligation to pay rent hereunder shall resume.

         22. MECHANIC'S LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever, upon, or in any manner to bind, the interest of Landlord in the Premises for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon, and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease.

         23. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until rent and other amounts have been actually received by Landlord.

         (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

LANDLORD:                                    TENANT:  Before Commencement Date:

J.A. BILLIPP DEVELOPMENT CORPORATION         JOHNSON ENGINEERING CORPORATION
c/o J.A. BILLIPP COMPANY                     3055 Center Green Drive
10000 Memorial Drive, Suite 310              Boulder, CO  80301-5406
Houston, TX  77024

                                             After Commencement Date:
                                             JOHNSON ENGINEERING CORPORATION
                                                   Forge River Road
                                             Houston, TX  77058-2777

         If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord; if and when included within the term "Tenant", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

         24.      MISCELLANEOUS.

         (a) Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         (b) The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided.

         (c) The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (d) Tenant agrees, from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord.

         (e) All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including, without limitation, all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the Premises, Tenant shall pay to Landlord the amount reasonably estimated by Landlord as necessary to put the Premises, including, without limitation, all heating and air conditioning systems and equipment therein, in good condition and repair. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

         (f) If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         (g) All references in this Lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

         (h) This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         (i) Landlord and Tenant acknowledge and agree that this Lease shall be interpreted and enforced in accordance with the laws of the State of Texas and all obligations and duties are performable exclusively in Houston, Harris County, Texas.

         (j) party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

         (k) Whenever a clause or provision of this Lease requires Landlord's consent or approval, Landlord agrees not to withhold or delay its consent or approval unreasonably.

         (l) This Lease may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. The production of any executed counterpart of this Lease shall be sufficient for all purposes without producing or accounting for the other counterparts hereof.

         (m) For purposes of determining Tenant's responsibility for payment of operating expenses for the Premises (including but not limited to real estate taxes, property insurance, building and grounds and common area maintenance items, property owners association fees, etc.), in the event that Tenant does not occupy the total building of which the Premises is a part, Tenant's proportionate share of expense will be determined by the ratio of the square footage of the Tenant Premises to the total square footage in the building of which the Premises is a part.

         25. HAZARDOUS SUBSTANCES AND ENVIRONMENTAL INDEMNIFICATION. Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the real property, building or Premises by Tenant, its agents, employees, contractors or invitees, except for such Hazardous Substances as are normally utilized in an office environment and photography laboratory, and are necessary to Tenant's business. Any such Hazardous Substances permitted on the Premises as hereinabove provided, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Substances. Tenant agrees to indemnify, defend and hold Landlord and its employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities and losses, including attorneys' fees, which arise during or after the term of this Lease from or in connection with the use, storage, generation or disposal of Hazardous Substances, or the presence of toxic or Hazardous Substances in the soil or ground water on or under the building, but only to the extent such toxic or hazardous substances are present as a result of actions of Tenant, its officers, employees, agents, contractors or invitees. Except to the extent described in the preceding sentence, Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from and claims, judgments, damages, penalties, fines, costs, liabilities and losses, including attorneys' fees, which arise before, during or after the term of this Lease from or in connection with the presence of toxic or hazardous substances in the soil or ground water on or under the building. The term "hazardous substances" as utilized in this clause shall have the meaning as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

                           ENVIRONMENTAL CERTIFICATION

                  Landlord hereby certifies that to the best of its knowledge:

         (a) The Premises does not contain any asbestos or asbestos containing materials;

         (b) The Premises does not contain nor is served by any electrical equipment containing polychlorinated biphenyls ("PCB's), including but not limited to transformers, capacitors, or ballasts;

         (c) The Premises and building are not impacted by any environmental or industrial hygiene impairment.

         26.      INDEMNIFICATION.

         (a) Subject to the provisions of Paragraph 11(h), Tenant agrees to defend, indemnify and hold and save harmless Landlord and its partners, agents, employees, invitees and contractors from any and all claims, losses, costs, damages, or expenses resulting or arising or alleged to result to arise from any and all injuries to or death of any person or damage to or loss of any property caused by Tenant's willful misconduct, negligence or the negligence of its agents, employees, invitees or contractors.

         (b) Subject to the provisions of Paragraph 11(h), Landlord agrees to defend, indemnify and hold and save harmless Tenant and its agents, employees, invitees and contractors from any and all claims, losses, costs, damages, or expenses resulting or arising or alleged to result to arise from any and all injuries to or death of any person or damage to or loss of any property caused by Landlord's willful misconduct, negligence or the negligence of its agents, employees, invitees or contractors.

         27.      OPTIONS TO RENEW.

         (a) Provided that Tenant is not then in default under this Lease and there shall not have occurred and be continuing any event of default, Tenant shall have the right to renew and extend this Lease with respect to all of the leased Premises, for one (1) renewal term of up to sixty (60) months (such term being hereinafter referred to as the "Renewal Term"), commencing upon the expiration of the initial one hundred eight (108) month term of this Lease. The base rental applicable to the Renewal Term shall be mutually agreed by Landlord and Tenant.

         (b) In order to exercise such renewal option, Tenant shall advise Landlord in writing of its intention to renew not less than six (6) months prior to the expiration of the initial term of the Lease.

         (c) During the Renewal Term of this Lease, the renewal Premises shall be leased by Tenant on an "as is" basis, unless otherwise agreed upon in writing, and Landlord shall not be obligated to make any alterations or install or modify any improvements therein. The leasing of the Premises during any Renewal Term hereof shall be upon the same terms and conditions as are set forth in this Lease.

         28. EARLY TERMINATION PROVISION. Only in the event that Tenant no longer has the NASA "Flight Crew Systems Development Contract" (FCSDC) or its equivalent being more fully described in Exhibit "C" attached hereto ("NASA Related Contract"), Tenant shall have the right after five (5) years from the date of commencement of the NASA Related Contract, but not less than fifty-two
(52) months from the Lease Commencement Date, to wholly (but not partially) terminate this Lease with no further rental payments or obligations, after first giving four (4) months prior written notice to Landlord ("First Right to Terminate"). Similarly, if Tenant no longer has the NASA Related Contract or its equivalent, Tenant shall also have the right after eight (8) years from the date of commencement of the NASA Related Contract, to wholly (but not partially) terminate this Lease with no further rental payments or obligations, after first giving four (4) months prior written notice to Landlord ("Second Right to Terminate").

         29. EXPANSION OPTIONS. After receiving written notice from Landlord of its intent to lease to a third-party tenant, Tenant shall have the first right, prior to building completion, to lease up to 4,050 square feet (one 135' X 30' bay) immediately adjacent to the Premises, with the expansion lease term to coincide with the primary Lease term. Landlord shall provide a Tenant improvement allowance of $16.00 per square foot for this expansion space, with the annual base rental rate for the expansion space to be the same as the annual base rental rate for the primary Premises.

         30. PARKING. In accordance with Clear Lake City Development Guidelines and Friendswood Development Company requirements, Landlord shall provide a minimum of 4.5 automobile parking spaces per 1,000 square feet of Tenant lease area.

         31. OPERATING EXPENSES AND BUILDING MANAGEMENT. Notwithstanding Tenant obligations as stated herein, Landlord shall agree to perform all building and property maintenance and management functions on behalf of Tenant, and Tenant shall reimburse Landlord for Landlord's cost of providing these services. In this regard, Landlord shall guarantee Tenant that for the initial Lease year the cost of building/grounds maintenance and services, janitorial and trash removal, and property management shall not exceed $1.50 per square foot in the aggregate. Tenant acknowledges that it will continue to be responsible for its prorata share of property taxes, owners association fees, extended coverage building insurance, electrical service and water service, which shall be invoiced by the Landlord and paid directly by the Tenant.

         Landlord will allow Tenant to audit Landlord's books and records relating to the operating expenses and building management during normal business hours after a written request to Landlord describing which expenses Tenant wishes to examine. Landlord will use its best efforts to obtain services, including building maintenance, management, and property insurance that are competitively priced and of the quality befitting a Class "A" office/technical building in the Clear Lake area.

         32. NASA CONTRACT AWARD. All terms of this Lease Agreement shall be subject to Landlord receiving written notice from Tenant confirming that Tenant has been awarded the NASA Related Contract for a contract term (including NASA options) of at least nine (9) years, and confirming the final square footage of the Premises and the commencement date of the NASA Related Contract. Unless otherwise agreed by Landlord and Tenant, if Tenant has not provided such written notice prior to April 30, 1993, Landlord and Tenant may agree in good faith to adjust the Commencement Date and/or the Base Rental Rates and/or the building size stated herein, if required to satisfy possible changes in development schedule and/or interest rates and/or project financing requirements. If both parties are unable to reach a mutually-acceptable Lease Agreement amendment, Landlord may either proceed with the terms of the Lease Agreement as stated herein, or Landlord may terminate the Lease Agreement with no further obligation. In this event, Landlord shall return the full amount of the Tenant's first rental payment which is payable upon execution of this Lease Agreement, less one-half (1/2) of the amount of Landlord's project design and development expense; provided, however, Tenant's prorata share shall not exceed $1,600.00.

         In the event that the NASA Related Contract terms are such that Tenant requires more than 31,114 square feet of rentable area, or less than 27,064 square feet of rentable area initially, to accomplish the scope of work on the NASA Related Contract, Landlord may terminate this Lease Agreement and neither party will have any further obligations under this Lease Agreement. In this event, Landlord shall return the full amount of the Tenant's first rental payment which is payable upon execution of this Lease Agreement, less one-half (1/2) of the amount of Landlord's project design and development expense; provided, however, Tenant's prorata share shall not exceed $1,600.00. This termination would not preclude Landlord and Tenant from mutually agreeing to a revision to this Lease Agreement or a new lease agreement for a substantially smaller or larger lease area than defined in Paragraph 1.

         33. TENANT IMPROVEMENT BUILD-OUT ALLOWANCE. Included in the base rental is a $16.50 per square foot build-out allowance to be provided by Landlord for "Tenant Improvements", as indicated on the preliminary architectural drawing (floor plan) dated October 14, 1992, attached hereto as Exhibit "D" and incorporated herein by reference, which may be revised as mutually agreed by Landlord and Tenant before final construction documents are prepared for construction purposes. If, the cost for the Tenant Improvements exceeds $16.50 per square foot, Tenant shall have the option, in its sole discretion, to either: (i) mutually agree with Landlord as to the excess cost of the Tenant Improvements, and equally amortize said excess cost over the first fifty-two
(52) months of the Lease term in addition to the monthly base rental for the Premises, provided Landlord is able to increase its construction loan and permanent financing amount; or (ii) pay directly for the excess cost of the Tenant Improvements over the $16.50 per square foot build-out allowance.

         34. BROKERAGE. Landlord and Tenant each represent that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation other than Cole-Gross Company. Landlord and Tenant shall each indemnify and hold the other harmless from and against any and all expenses, judgments and reasonable attorneys' fees incurred in defending the claim of any other agent or broker who alleges that Landlord or Tenant dealt with him in connection with this Lease. Landlord shall pay a commission to Cole-Gross Company in accordance with a separate written commission agreement.

EXECUTED this 30th

day of April, 1993.

                                          J.A. BILLIPP DEVELOPMENT
                                          CORPORATION

                                          By:  /s/ J. Andrew Billipp
                                               --------------------------------
                                                   Title:  President - LANDLORD

                                         JOHNSON ENGINEERING
                                         CORPORATION

                                          By:  /s/ Dale R. Johnson
                                               --------------------------------
                                                   Title:  President - TENANT

                       FIRST AMENDMENT TO LEASE AGREEMENT

         THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is entered into effective as of the 22nd day of September, 1993, by and between J.A. BILLIPP DEVELOPMENT CORPORATION, a Texas corporation (hereinafter referred to as "Landlord") and JOHNSON ENGINEERING CORPORATION (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 30, 1993 (the "Lease"), demising a portion of the improvements (the "Premises") located on that certain real property whose street address is 555 Forge River Drive situated in Harris County, Texas (the "Property"), both the Premises and the Property being more particularly described in the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in order to change certain terms of the Lease and to expand the size of the Premises;

         NOW, THEREFORE, based upon the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. One (1) additional bay totaling 4,050 square feet of rentable area ("First Expansion Area") is added to the Premises under the terms of Section 29 of the Lease, "Expansion Options".

2. The total rentable area of the Tenant Premises is increased to 31,114 square feet.

3. The building floor plan which has been modified to incorporate the 4,050 square feet First Expansion Area is attached as Exhibit A to the First Amendment to the Lease and incorporated herein by reference. Landlord and Tenant have approved the floor plan for completion of construction documents. In accordance with Section 29 of the Lease, Landlord will provide a $16.00 per square foot allowance for interior office and tenant improvements to be constructed within the 4,050 SF First Expansion Area.

4. The monthly rental as defined in Section 2(a) of the Lease will be increased by $3,139 per month in months 1-52 and $3,375 per month in months 53-100 to include rental for the First Expansion Area. The total monthly rental for the 31,114 square feet Premises will be $24,114 per month in months 1-52 and $25,930 per month in months 53-100.

    Landlord acknowledges receipt of $20,975 which is to be applied toward the rental for the first full month of the Lease term. An additional $3,139 is due and payable on the date of execution of this First Amendment, which will be applied toward the balance of the first month's rental due for the total 31,114 square feet Premises.

5. Except as expressly provided herein, all other terms, covenants and conditions of the Lease Agreement shall remain the same, in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.


EXECUTED effective as of the date first written above.

J.A. BILLIPP DEVELOPMENT CORPORATION             JOHNSON ENGINEERING CORPORATION

By:_________________________________             By:____________________________

Name: J. ANDREW BILLIPP                          Name: DALE R. JOHNSON

Title: PRESIDENT                                 Title: PRESIDENT
         LANDLORD                                         TENANT


                                       2
                                                                    NY--360135.1

                      SECOND AMENDMENT TO LEASE AGREEMENT

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is entered into effective as the 1st day of August, 1994, by and between J.A. BILLIPP DEVELOPMENT CORPORATION, a Texas corporation (hereinafter referred to as "Landlord") and JOHNSON ENGINEERING CORPORATION (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 30, 1993 as amended by First Amendment to Lease Agreement dated September 22, 1993 (the "Lease"), demising a portion of the improvements (the "Premises") located on that certain real property whose street address is 555 Forge River Drive situated in Harris County, Texas (the "Property"), both the Premises and the Property being more particularly described in the Lease; and

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to clarify certain terms of the Lease;

     NOW, THEREFORE, based upon the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. The term of the Lease is 108 months plus 4 days as confirmed by letter agreement dated June 29, 1994.

2. The monthly rental as defined in Section 2(a) of the Lease, as further modified in the First Amendment to Lease Agreement, shall be Twenty-Four Thousand One Hundred Fourteen and 00/100 Dollars ($24,114.00) per month for months 1-52 (plus a proportionate amount for the initial 4 days), and Twenty-Five Thousand Nine Hundred Thirty and 00/100 Dollars ($25,930.00) per month for months 53-108.

3. Except as expressly provided herein, all other terms, covenants and conditions of the Lease shall remain the same, in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.

EXECUTED effective as of the date first written above.

J.A. BILLIPP DEVELOPMENT                JOHNSON ENGINEERING
CORPORATION                             CORPORATION


By:                                     By:
   -----------------------------------     -----------------------------------


Name: J. ANDREW BILLIPP                 Name: DALE R. JOHNSON
      -------------------------------         ---------------------------------


Title: PRESIDENT                        Title: PRESIDENT
       -------------------------------         -------------------------------
                 LANDLORD                                   TENANT

                       THIRD AMENDMENT TO LEASE AGREEMENT

         THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment") is entered into effective as of the 20th day of February, 1997, by and between J.A. BILLIPP DEVELOPMENT CORPORATION, a Texas corporation (hereinafter referred to as "Landlord") and JOHNSON ENGINEERING CORPORATION (hereinafter referred to as "Tenant").

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 30, 1993, as amended by First Amendment to Lease Agreement dated September 22, 1993, and as amended by Second Amendment to Lease Agreement dated August 1, 1994 (the "Lease"), demising a portion of the improvements (the "Premises") located on that certain real property located at 555 Forge River Drive, in the City of Webster, Harris County, Texas (the "Property"), both the Premises and the Property being more particularly described in the Lease; and

         WHEREAS, Landlord and Tenant desire to amend the Lease in order to expand the size of the Premises and to modify certain other terms of the Lease;

         NOW, THEREFORE, based upon the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Approximately 7,890 SF or rentable area ("Second Expansion Area") is added to the Premises as of the date of substantial completion of the tenant improvements, as documented by Landlord's architect, Munson Kennedy Architects. The commencement date for rental payments and all other lease obligations relating to the Second Expansion Area shall be the earlier of such date of substantial completion or July 15, 1997 ("Second Expansion Area Commencement Date"). The Second Expansion Area Commencement Date will be confirmed and documented by a separate letter agreement between Landlord and Tenant.

2. The 7,890 SF Second Expansion Area increases the total rentable area of the Premises to approximately 39,004 SF.

3. Attached as Exhibit A to this Third Amendment, is a building floor plan showing the delineated 7,890 SF Second Expansion Area, and an approximately 4,500 SF area marked "Short-term Storage Area" which is contiguous to the Second Expansion Area.

4. Landlord shall provide an allowance of up to One Hundred Thirty-Four Thousand Seven Hundred Fifty and No/100 Dollars ($134,750.00) for the construction of the tenant improvements within the Second Expansion Area, to include all office and technical/storage area finish, heating and air conditioning, separate electrical service, mini-blinds, permit fees, sales tax costs, etc., in accordance with construction documents mutually approved by Landlord and Tenant. Landlord shall provide an additional allowance of up to Nine Thousand Eight Hundred Sixty-Two and 50/100 Dollars ($9,862.50) for the architectural and engineering services and construction documents associated with the facility design and construction. Upon completion of construction drawings, Landlord agrees to competitively bid the tenant improvements construction work to at least two
     (2) qualified general contractors as mutually agreed by Landlord and Tenant, one of whom may be selected by Tenant. All contractors must be pre-approved by Landlord prior to being allowed to bid on the construction contract. Landlord will give Tenant a preliminary estimate of the total costs for designing and constructing the tenant improvements associated with the Second Expansion Area as soon as possible after preliminary design is complete. If the actual total cost of design and construction is greater than the sum of the two respective allowances provided, Tenant shall pay to Landlord that amount which exceeds the stated allowances within twenty (20) days after receipt of Landlord invoice, or as otherwise mutually agreed prior to commencement of tenant improvements construction.

5. The monthly rental as defined in Section 2(a) of the Lease, and as further modified in the First Amendment to Lease Agreement and Second Amendment to Lease Agreement, shall be increased by Five Thousand Six Hundred Fifty-Five and No/100 Dollars ($5,655.00) per month beginning on the Second Expansion Area Commencement Date. Any partial month will be prorated based upon the number of days then remaining in the month. Thereafter, the total monthly rental for the 39,004 SF will be Twenty-Nine Thousand Seven Hundred Sixty-Nine and No/100 Dollars ($29,679.00) per month for the current lease term period through October 31, 1998, and Thirty-One Thousand Five Hundred Eighty-Five and No/100 Dollars ($31,585.00) per month for the period November 1, 1998 through June 30, 2003.

6. Landlord shall provide, at Landlord's sole cost, a thirty-foot (30') flagpole to be located as mutually agreed by Landlord and Tenant in the vicinity of the parking area near the Tenant main entry to the building, of which the Premises is a part. The single flagpole and U.S. Flag will be comparable to the flagpoles located at the east end of the building.

7. Tenant shall have the use of the Short-term Storage Area at no charge until such time as this area is either leased to Tenant on a longer-term basis, or is leased to a third-party tenant, or is otherwise required for use by Landlord. Landlord shall give Tenant at least thirty (30) days prior written notice before requiring Tenant to vacate the Short-term Storage Area. At any time prior to such notice, Landlord and Tenant may agree to a longer-term lease of all or a portion of the Short-term Storage Area as may be available, with lease terms to be mutually agreed at the time of the lease expansion. Until such formal lease agreement amendment incorporates all or a portion of the Short-term Storage Area within the total rentable area of the Premises, this Short-Term Storage Area is provided "as-is" and with no services, warranties, or finish to be provided by Landlord. Tenant shall make no alterations or improvements in the Short-term Storage Area without prior written approval from Landlord.

8. In the event that Tenant exercises its right to terminate the Lease pertaining to the expanded 39,004 SF Lease Premises, under the conditions and procedures outlined in Paragraph 28 of the Lease Agreement, Tenant shall nevertheless be obligated to make all lease payments and expenses reimbursements (to include Tenant's proportionate share of property taxes, insurance, common area maintenance ["CAM"] costs) for the Second Expansion Area for a minimum of thirty-six (36) months after the Second Expansion Area Commencement Date.

9. Except as expressly provided herein, all other terms, covenants and conditions of the Lease shall remain the same, in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.

EXECUTED effective as of the date first written above.

J.A. BILLIPP DEVELOPMENT                JOHNSON ENGINEERING
CORPORATION                             CORPORATION

By:                                     By:
    ---------------------------------       ---------------------------------

Name: J. ANDREW BILLIPP                 Name:
      -------------------------------         -------------------------------

Title: PRESIDENT                        Title:
       ------------------------------          ------------------------------
                  LANDLORD                                 TENANT


                                       4
                                                                    NY--360180.1

                      FOURTH AMENDMENT TO LEASE AGREEMENT

          THIS FOURTH AMENDMENT TO LEASE AGREEMENT ( the "Fourth Amendment") is entered into effective as of the 7th day of January, 1997, by and between J.A. BILLIPP DEVELOPMENT CORPORATION, a Texas corporation (hereinafter referred to as "Landlord") and JOHNSON ENGINEERING CORPORATION (hereinafter referred to as "Tenant").

          WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated April 30, 1993, as amended by First Amendment to Lease Agreement dated September 22, 1993, as amended by Second Amendment to Lease Agreement dated August 1, 1994, and as amended by Third Amendment to Lease Agreement dated February 20, 1997 (the "Lease"), demising a portion of the improvements (the "Premises") located on that certain property located at 555 Forge River Drive, in the City of Webster, Harris County, Texas (the "Property"), both the
Premises and the Property being more particularly described in the Lease; and

          WHEREAS, Landlord and Tenant desire to amend the Lease in order to expand the size of the Premises and to modify certain other terms of the Lease;

          NOW, THEREFORE, based upon the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Approximately 9,210 SF of rentable area ("Third Expansion Area") is added to the Premises as of the date of substantial completion of the tenant improvements, as documented by Landlord's architect, Munson Kennedy Architects. The commencement date for rental payments and all other lease obligations relating to the Third Expansion Area shall be the date of substantial completion of the interior improvement construction to be completed by Landlord, but not later than April 1, 1998 unless mutually agreed by both parties ("Third Expansion Area Commencement Date"). The Third Expansion Area Commencement Date will be confirmed and documented by a separate letter agreement between Landlord and Tenant, and, if required by the Property lender, additionally by an estoppel letter.

2. The 9,210 SF Third Expansion Area increases the total rentable area of the Premises to approximately 48,214 SF.

3. Attached as Exhibit A to this Fourth Amendment is a building floor plan showing the delineated 9,210 SF Third Expansion Area.

4. Landlord shall provide an allowance of up to One Hundred Thirty-Three Thousand Eighty-Five and No/100 Dollars ($133,085.00) for the construction of the tenant improvements within the Third Expansion Area, to include all office, shop and storage area improvements in accordance with construction documents mutually approved by Landlord and Tenant ("Standard Tenant Finish Allowance Provided by Landlord").

5. Landlord shall also provide an allowance of up to Eleven Thousand Five Hundred Fifteen and No/100 Dollars ($11,515.00) for the architectural and engineering services and construction documents associated with the facility design and construction ("A & E Allowance Provided by Landlord"). Upon completion of construction drawings, Landlord agrees to competitively bid the tenant improvements construction work to at least two (2) qualified general contractors. If the actual total cost of design and construction is greater than the total sum of the Standard Tenant Finish Allowance Provided by Landlord and the A & E Allowance Provided by Landlord ("Over Allowance Cost"), Tenant shall pay to Landlord the Over Allowance Cost within twenty (20) days after receipt of Landlord invoice, or as otherwise mutually agreed prior to commencement of tenant improvement construction.

6. Within five (5) days after the construction cost bid amounts are given to Tenant by Landlord, Tenant may elect to have Landlord provide an additional Fifty Thousand and No/100 Dollars ($50,000.00) tenant finish allowance ("Additional $50,000.00 Landlord Allowance") which would decrease the payment due Landlord for the Over Allowance Cost described in Paragraph 5 above by Fifty Thousand and No/100 Dollars ($50,000.00) and would concurrently increase the base monthly rental as described below.

7. The monthly rental as defined in Section 2(a) of the Lease, and as further modified in the First Amendment to Lease Agreement, Second Amendment to Lease Agreement, and Third Amendment to Lease Agreement ("Prior Base Monthly Rental"), shall be increased as follows beginning on the Third Expansion Area Commencement Date. Any partial month rentals due for the Third Expansion Area will be prorated based upon the number of days then remaining in the month.


                                                                  THROUGH             NOV. 1, 1998 -
                                                                OCT. 31, 1998         JUNE 30, 2003
                                                              ----------------       ----------------



Prior Base Monthly Rental:                                    $29,769.00                $31,585.00

Third Expansion Base Monthly Rental:                            6,907.00                  6,907.00
                                                              -----------               -----------
TOTAL BASE MONTHLY RENTAL WITHOUT
ADDITIONAL $50,000 LANDLORD ALLOWANCE:                        $36,676.00                $38,492.00

Incremental Base Monthly Rental for Additional
$50,000 Landlord Allowance:                                     1,255.00                  1,255.00
                                                             ------------               ------------

TOTAL BASE MONTHLY RENTAL WITH ADDITIONAL
$50,000 LANDLORD ALLOWANCE:                                   $37,931.00                $39,747.00
                                                             ============               ============



8. In the event that Tenant exercises its right to terminate the Lease under the conditions and procedures outlined in Paragraph 28 of the Lease Agreement, Tenant shall nevertheless be obligated to make all lease payments and expense reimbursements (to include Tenant's proportionate share of property taxes, insurance, common area maintenance ["CAM"] costs, etc.) for the Third

     Expansion Area for a minimum of fifty (50) months after the Third Expansion Area Commencement Date.

9. Except as expressly provided herein, all other terms, covenants and conditions of the Lease shall remain the same, in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.


EXECUTED effective as of the date first written above.


J.A. BILLIPP DEVELOPMENT                JOHNSON ENGINEERING
CORPORATION                              CORPORATION


By:----------------------------------   By:-----------------------------------

Name: J. ANDREW BILLIPP                 Name: DALE R. JOHNSON
      -------------------------------         --------------------------------

Title: PRESIDENT                        Title: PRESIDENT
      -------------------------------         --------------------------------
             LANDLORD                                    TENANT